Exhibit (q)

POWER OF ATTORNEY

Each of the undersigned directors of Lifetime Achievement Fund, Inc. hereby constitutes and appoints Roland R. Manarin, Aron D. Huddleston and Deborah Koch, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form N-1A, and any and all amendments thereto, and to file the same, with all exhibits, and any other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory body.  Each of the undersigned grants to each said attorney-in-fact and agent full power and authority to do and perform each and every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 11th day of April, 2008.

/s/ David C. Coker
David C. Coker

/s/ Mark H. Taylor
Mark H. Taylor

/s/ Bodo W. Treu
Bodo W. Treu

/s/ Jerry Vincentini
Jerry Vincentini